UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

April 23, 2013

Date of Report (Date of Earliest Event Reported)

RENASANT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Mississippi	001-13253	64-0676974
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

209 Troy Street, Tupelo, Mississippi	38804-4827
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (662) 680-1001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Renasant Corporation (the “Company”) held its 2013 Annual Meeting of Shareholders on April 23, 2013. Proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Company’s solicitations. At the meeting, shareholders voted on the following:

•	The election of five Class 2 directors, each to serve a three-year term.
•	The ratification of the appointment of HORNE LLP as the Company’s independent registered public accountants for 2013.

All of the Company’s nominees for directors as listed in the proxy statement were elected with the following vote:

	Votes “For”	Votes Withheld	Non-Votes
Class 2 Directors (term expiring in 2016)
John M. Creekmore	12,562,568	2,431,204	1,789,191
Jill V. Deer	14,700,036	293,736	1,789,191
Neal A. Holland, Jr.	13,801,221	1,192,551	1,789,191
E. Robinson McGraw	14,591,227	402,545	1,789,191
Theodore S. Moll	14,663,697	330,075	1,789,191

The term of office of each of the following directors continued at the 2013 Annual Meeting:

Class 3 Directors (term expiring in 2014)

William M. Beasley, Marshall H. Dickerson, R. Rick Hart, Richard L Heyer, Jr., J. Niles McNeel, and Michael D. Shmerling

Class 1 Directors (term expiring in 2015)

George H. Booth, II, Frank B. Brooks, Albert J. Dale, III, John T. Foy, and Jack C. Johnson

The appointment of HORNE LLP as the Company’s independent registered public accountants for 2013 was ratified with the following vote:

Votes “For”	Votes “Against”	Abstentions
16,686,224	68,538	28,201

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENASANT CORPORATION

Date: April 26, 2013	By:	/s/ E. Robinson McGraw
E. Robinson McGraw
Chairman, President and Chief Executive Officer